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                                                                    EXHIBIT 99.1
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                                                     Contact: Investor Relations
                                                        (972) 788-4772, Ext. 127


                 PROBEX SELLS MOST OF USED OIL COLLECTION ASSETS

         Dallas, TX, March 27, 2003 -- Probex Corp. (AMEX: PRB), a technology based, renewable resource company, today announced that its wholly-owned subsidiary, Probex Fluids Recovery, Inc., ("PFR") has sold substantially all of the assets of its used oil collection business to Atlantic Oil Collection Services, Inc. for approximately $1,000,000, including a $50,000 contingent payment. The sale proceeds will reduce the approximate $12 million outstanding balance on the senior secured debt of PFR by approximately $1 million. The PFR senior notes are part of approximately $25.4 million in secured indebtedness on which the Company is currently in default.

         With the sale of the used oil collections operations, the Company now plans to focus completely on commercializing its ProTerra(R) technology, and it does not believe that having its own used oil collection business is necessary to secure the used oil feedstock required to supply its planned Wellsville, Ohio facility. The Company already has non-binding commitments from a number of third parties to supply used oil feedstock at market prices on a long-term basis. It now will seek to convert these commitments into binding long-term contracts, although there can be no assurance that it will be able to do so.

         In late February, Creditors holding approximately 48% of the Company's secured debt agreed to extend the due date or waive defaults on their debt until March 31, 2003. The Company intends to work with its creditors to continue to extend or restructure its debt. If the Company is not successful in this effort, its creditors could seek, among other things, to enforce their rights against the collateral securing the debt. If this were to occur, or if the company is unable to secure the additional financing required to support its continued operations, the Company will consider any other options available to it, including filing for protection from creditors under the bankruptcy code.


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                                                                    EXHIBIT 99.1



                                  About Probex

         Probex is a technology-based, renewable resource company that is engaged in the commercialization of its patented ProTerra(R) process. We have invested the majority of our resources since inception on research, development and commercialization of our patented ProTerra technology, which has the ability to reprocess used lubricating oil into products that we intend to market to commercial and industrial customers. For more information about Probex, visit the company's web site at: www.probex.com.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE OUR SECURITIES. ANY OFFER OF SECURITIES MADE BY US OR ANY OTHER PERSON ON OUR BEHALF MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY US AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH SUCH PLACEMENTS, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933. THE SECURITIES OFFERED BY THE COMPANY WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS.

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as expect, plan, anticipate, target, and goal. Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include, among others, financial performance; the Company's ability to obtain financing for short-term and long-term working capital and its proposed plant development; failure to successfully or timely execute or conclude contracts and/or agreements; and market acceptance of the Company's products and technologies; and similar variables. Also refer to the cautionary statements contained in the most recent Form 10-KSB which may be obtained under "Investor Relations-SEC Filings" on the Company's web site or by writing or calling the Company at 15510 Wright Brothers Dr., Addison, TX 75001. 972-788-4772 x.127.